Exhibit 10.2
REMEDYTEMP, INC.
1996 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restate Effective as of September 26, 2005)
     The following constitutes the provisions of the RemedyTemp, Inc. 1996 Employee Stock Purchase Plan (the “Plan”).
1. Purpose.
     The purpose of the Plan is to maintain competitive equity compensation programs and to provide employees of the Company with an opportunity and incentive to acquire a proprietary interest in the Company through the purchase of the Company’s Class A Common Stock, thereby more closely aligning the interests of the Company’s employees and shareholders. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”). Accordingly, the provisions of the Plan shall be construed to extend and limit participation consistent with the requirements of Section 423.
2. Definitions.
     Capitalized terms used in this Plan and not otherwise defined have the meanings set forth below.
     “Administrator” means the Committee, or the Board if the Board asserts administrative authority over the Plan pursuant to Section 13.
     “Board” means the Board of Directors of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means a committee of members of the Board meeting the qualifications described in Section 12 and appointed by the Board to administer the Plan.
     “Common Stock” shall mean the Class A Common Stock of the Company.
     “Company” means RemedyTemp, Inc., a California corporation, and other subsidiaries or affiliated companies of RemedyTemp, Inc. that have been or are in the future permitted by RemedyTemp, Inc. to join the Plan as an additional Company in accordance with this Plan. Notwithstanding any other provision in the Plan to the contrary, the first listed Company, RemedyTemp, Inc. shall have the power, acting alone and without the consent of any other entity or person, to amend or terminate the Plan, to appoint the Trustee and members of the Board or to exercise other powers reserved to the Company, and such act by RemedyTemp, Inc. shall be binding on the other Companies that have adopted the Plan and all other persons interested in the Plan. The Company shall act through a resolution of its Board of Directors or the executive committee of its Board of Directors, or, if applicable, may act through a delegatee of its Board or executive committee. A reference to “Company” shall be deemed to include RemedyTemp, Inc., provided that notwithstanding anything in the Plan to the contrary, any power reserved to the

Company may be exercised by RemedyTemp, Inc. acting alone, without the necessity of further action or consent by the Trustee, other Companies, the Board, or any other person.”
     “Compensation” means, with respect to each participant for each pay period, the full base salary or hourly compensation and any cash bonus paid to such participant. Except as otherwise determined by the Committee for all participants, “Compensation” does not include (i) commissions, overtime pay or shift premiums, (ii) any amount contributed on behalf of a participant to any pension plan or plan of deferred compensation, (iii) any automobile or relocation allowances (or reimbursement for any such expenses), (iv) any amounts realized as compensation from the exercise of qualified or nonqualified stock options, (v) any amounts paid as a starting bonus or finder’s fee, (vi) any amounts paid to a participant in the form of fringe benefits, such as health and welfare, hospitalization, and group life insurance benefits, or perquisites, or paid in lieu of such benefits, such as cash-out credits generated under a plan qualified under Code Section 125, or (vii) other similar forms of extraordinary compensation.
     “Eligible Employee” means an Employee who has been an Employee for at least six months.
     “Employee” means any individual who is customarily employed for at least fifteen (15) hours per week and more than five (5) months in a calendar year by the Company or a Subsidiary that is permitted to participate in the Plan under Section 15(b). For purposes of the Plan, the employment relationship shall be treated as continuing while the individual is on sick leave or other leave of absence approved by the Company, except that when the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.
     “Enrollment Date” means the first day of each Offering Period, i.e. October 1, 1996 and each April 1 and October 1 thereafter for the duration of the Plan.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exercise Date” means the last day of each Offering Period, i.e. March 31, 1997 and each September 30 and March 31 thereafter for the duration of the Plan.
     “Fair Market Value” of the Common Stock on any date means the value of Common Stock determined as follows:
          (1) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange or system (or the exchange or system with the greatest volume of trading in the Common Stock) on the date of such determination (or, if such date is not a Trading Day, then on the next preceding Trading Day), as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or
          (2) If the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System (but not on the Nasdaq National Market) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock on the date of such determination (or, if such date is not a Trading Day, then on the next preceding Trading

Day), as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or
          (3) In the absence of an established market for the Common Stock, the Fair Market Value of the Common Stock shall be determined in good faith by the Administrator.
     “Offering Period” means each period of six (6) months, either (i) commencing on October 1, 1996 and each October 1 thereafter for the duration of the Plan and terminating on the March 31 six (6) months later, or (ii) commencing on April 1, 1997 and each April 1 thereafter for the duration of the Plan and terminating on the September 30 six (6) months later. The Administrator shall have the power to change the duration of Offering Periods without shareholder approval as set forth in Section 11 or if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.
     “Option” means the option granted to each participant pursuant to Section 4 upon enrollment in an Offering Period.
     “Periodic Exercise Limit” has the meaning set forth in Section 4(a).
     “Plan Account” means an account maintained by the Company for each participant in the Plan, to which are credited the payroll deductions made for such participant pursuant to Section 5 and from which are debited amounts paid for the purchase of shares upon exercise of such participant’s Option pursuant to Section 6.
     “Purchase Price” with respect to an Offering Period shall be determined by applying a discount of 5% to the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period; provided, however, that the Administrator may, in its sole discretion, provide prior to the start of an Offering Period that the Purchase Price for that Offering Period shall instead be determined by applying a discount greater than 5% (not to exceed 15%) to either (i) the Fair Market Value of a share of Common Stock on the Enrollment Date of that Offering Period, (ii) the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period or (iii) the lesser of the Fair Market Value of a share of Common stock on the Enrollment Date of that Offering Period (or some later date but not later than the Exercise Date of that Offering Period) or the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period.
     “Reserves” means the number of shares of Common Stock covered by each Option that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan, but not yet placed under Option.
     “Rule 16b-3” means Rule 16b-3 under the Exchange Act and any successor provision.
     “Subsidiary” has the meaning as set forth under Section 424(f) of the Code.
     “Trading Day” means a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation System are open for trading.
3. Offering Periods and Participation.
     The Plan shall be implemented through a series of consecutive Offering Periods. An Eligible Employee may enroll in an Offering Period by delivering a subscription agreement in the form of Exhibit A hereto to the Company’s payroll office at least five (5) business days prior to the Enrollment Date for that Offering Period. A subscription agreement in effect for a Plan participant for a particular Offering Period shall continue in effect for subsequent Offering Periods if the participant remains an Eligible Employee and has not withdrawn pursuant to Section 7.
4. Options.
     (a) Grants. On the Enrollment Date for each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an Option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to that number of shares of Common Stock determined by dividing $12,500 by the Fair Market Value of a share of Common Stock on the Enrollment Date (such number of shares being the “Periodic Exercise Limit”). The Option shall expire immediately after the Exercise Date of the Offering Period.
     (b) Grant Limitations. Any provisions of the Plan to the contrary notwithstanding, no participant shall be granted an Option under the Plan:
     (i) if, immediately after the grant, such participant (taking into account stock held by other persons that is attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary (as determined under Treasury Regulations Section 1.423-2(d)); or
     (ii) which permits such participant’s rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) in any calendar year.
     (c) No Rights in Respect of Underlying Stock. The participant will have no interest or voting right in shares covered by an Option until such Option has been exercised.
5. Payroll Deductions.
     (a) Participant Designations. The subscription agreement applicable to an Offering Period shall designate payroll deductions to be made on each payday during the Offering Period as a whole number percentage not exceeding ten percent (10%) of such Eligible Employee’s Compensation for the pay period preceding such payday, provided that the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant’s Compensation during said Offering Period.
     (b) Plan Account Balances. The Company shall make payroll deductions as specified in each participant’s subscription agreement on each payday during the Offering Period and credit such payroll deductions to such participant’s Plan Account. A participant may not make any additional payments into such Plan Account. No interest will accrue on any payroll deductions. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
     (c) Participant Changes. A participant may discontinue his or her participation in the Plan as provided in Section 7, or may increase or decrease (subject to such limits as the Administrator may impose) the rate of his or her payroll deductions during any Offering Period by filing with the Company a new subscription agreement authorizing such a change in the payroll deduction rate. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement, unless the Company elects to process a given change in participation more quickly.
     (d) Decreases. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period that is scheduled to end during a calendar year (the “Current Purchase Period”) when the aggregate of all payroll deductions previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 7.
     (e) Tax Obligations. At the time of each exercise of a participant’s Option, and at the time any Common Stock issued under the Plan to a participant is disposed of, the participant must adequately provide for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the Employee.
     (f) Statements of Account. The Company shall maintain each participant’s Plan Account and shall give each Plan participant a statement of account at least annually. Such statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, for the period covered.
6. Exercise of Options.
     (a) Automatic Exercise on Exercise Dates. Unless a participant withdraws as provided in Section 7, his or her Option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period in which such participant is enrolled for the maximum number of shares of Common Stock, including fractional shares, as can then be purchased at the applicable Purchase Price with the payroll deductions accumulated in such participant’s Plan Account and not yet applied to the purchase of shares under the Plan, subject to the Periodic Exercise Limit. During a participant’s lifetime, a participant’s Options to purchase shares hereunder are exercisable only by the participant.
     (b) Delivery of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate or book entry transfer representing the shares purchased upon exercise of his or her Option, provided that the Company may in its discretion hold fractional shares for the accounts of the participants pending aggregation to whole shares.
     (c) Compliance with Law. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the participant for whom an Option is exercised to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. Shares issued upon purchase under the Plan may be subject to such transfer restrictions and stop-transfer instructions as the Administrator deems appropriate.
     (d) Excess Plan Account Balances. If, due to application of the Periodic Exercise Limit, there remains in a participant’s Plan Account immediately following exercise of such participant’s Option on an Exercise Date any cash accumulated during the Purchase Period immediately preceding such Exercise Date and not applied to the purchase of shares under the Plan, such cash shall promptly be returned to the participant.
7. Withdrawal: Termination of Employment.
     (a) Voluntary Withdrawal. Subject to Section 15(g), a participant may withdraw from an Offering Period by giving written notice to the Company’s payroll office at least five (5) business days prior to the Exercise Date. Such withdrawal shall be effective beginning five business days after receipt by the Company’s payroll office of notice thereof. On or promptly following the effective date of any withdrawal, all (but not less than all) of the withdrawing participant’s payroll deductions credited to his or her Plan Account and not yet applied to the purchase of shares under the Plan will be paid to such participant, and on the effective date of such withdrawal such participant’s Option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of any succeeding Offering Period unless the participant delivers to the Company a new subscription agreement with respect thereto.
     (b) Termination of Employment. Promptly after a participant’s ceasing to be an Employee for any reason the payroll deductions credited to such participant’s Plan Account and not yet applied to the purchase of shares under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 9, and such participant’s Option will be automatically terminated, provided that, if the Company does not learn of such death more than five (5) business days prior to an Exercise Date, payroll deductions credited to such participant’s Plan account may be applied to the purchase of shares under the Plan on such Exercise Date.
8. Transferability.
     Neither payroll deductions credited to a participant’s Plan Account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of by the participant in any way other than by will, the laws of descent and distribution or as provided in Section 9 hereof. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw from an Offering Period in accordance with Section 7. The Administrator may, in its discretion and consistent with applicable law, restrict the transfer of shares purchased under the Plan by imposing a holding period not to exceed one year from the date of issuance.

9. Designation of Beneficiary.
     A participant may file a written designation of a beneficiary who is to receive any cash from the participant’s Plan Account in the event of such participant’s death and any shares purchased for the participant upon exercise of his or her Option but not yet issued. If a participant is married and the designated beneficiary is not the spouse, spousal consent may be required for such designation to be effective. A designation of beneficiary may be changed by a participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
10. Stock.
     The maximum number of shares of the Company’s Common Stock that shall be made available for sale under the Plan shall be 250,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 11. If on a given Enrollment Date or Exercise Date the number of shares with respect to which Options are to be granted or exercised exceeds the number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Shares of Common Stock subject to unexercised Options that expire, terminate or are cancelled will again become available for the grant of further Options under the Plan.
     11. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.
     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves as well as the Purchase Price, Periodic Exercise Limit, and other characteristics of the Options, shall be appropriately and proportionately adjusted for any increase or decrease or exchange in the issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, exchange or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. The Administrator may, if it so determines in the exercise of its sole discretion, provide for adjusting the Reserves, as well as the Purchase Price, Periodic Exercise Limit, and other characteristics of the Options, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.
     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the pending Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator, and all Plan Account balances will be paid to participants as appropriate consistent with applicable law.
     (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or other combination (the “Transaction”) of the Company with or into another entity, each Option under the Plan shall be assumed or an equivalent option shall be substituted by such successor entity or a parent or subsidiary of such successor entity, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offering Period then in progress in lieu of assumption or substitution, the Administrator shall notify each participant in writing, at least ten (l0) days prior to the New Exercise Date, that the Exercise Date for such participant’s Option has been changed to the New Exercise Date and that such participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 8 (provided that, in such case, the participant’s withdrawal shall be effective if notice thereof is delivered to the Company’s payroll office at least two (2) business days prior to the New Exercise Date). For purposes of this Section, an Option granted under the Plan shall be deemed to be assumed if, following the Transaction, the Option confers the right to purchase at the Purchase Price (provided that for such purposes the Fair Market Value of the Common Stock on the New Exercise Date shall be the value per share of the consideration paid in the Transaction), for each share of stock subject to the Option immediately prior to the Transaction, the consideration (whether stock, cash or other securities or property) received in the Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Transaction was not solely common equity of the successor entity or its parent (as defined in Section 424(e) of the Code), the Administrator may, with the consent of the successor entity and the participant, provide for the consideration to be received upon exercise of the Option to be solely common equity of the successor entity or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction.
12. Administration.
     The Plan shall be administered by the Committee, which shall have the authority to construe, interpret and apply the terms of the Plan and any agreements defining the rights and obligations of the Company and participants under the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator may, in its discretion, delegate ministerial responsibilities under the Plan to the Company. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties. Any action of the Committee shall be taken pursuant to a majority vote or by the unanimous written consent of its members. The Committee shall consist of three or more members of the Board, each of whom shall be disinterested within the meaning of Rule 16b-3, provided, however, that the number of members of the Committee may be reduced or increased from time to time by the Board to the number required or allowed by Rule 16b-3. The Board may from time to time in its discretion exercise any responsibilities or authority allocated to the Committee under the Plan. No member of the Committee or any designee thereof will be liable for any action or determination made in good faith with respect to the Plan or any transaction arising under the Plan.

13. Amendment or Termination.
     (a) Administrator’s Discretion. The Administrator may, at any time and for any reason, terminate or amend the Plan. Except as provided in Section 11, no such termination can affect Options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that such termination is in the best interests of the Company and its shareholders. Except as provided herein, no amendment may make any change in any Option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with and qualify under Rule 16b-3 or under Section 423 (or any successor rule or provision or any other applicable law or regulation), the Administrator shall obtain shareholder approval of amendments to the Plan in such a manner and to such a degree as required.
     (b) Administrative Modifications. Without shareholder consent (except as specifically required by applicable law or regulation) and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to amend the Plan to the extent necessary to comply with and qualify under Rule 16b-3 and Section 423, change the duration of the Offering Period, limit the frequency and/or number of changes in payroll deductions during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable and which are consistent with the Plan.
14. Term of Plan.
     The Plan shall become effective upon the first Enrollment Date after its approval by the shareholders of the Company and shall continue in effect for a term of twenty (20) years unless sooner terminated pursuant to Section 13.
15. Miscellaneous.
     (a) Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     (b) Subsidiaries. The Administrator may from time to time in its discretion permit Employees of any Subsidiary to participate in the Plan on the same terms as Eligible Employees hereunder.
     (c) Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Board adopts the Plan. If such shareholder approval is not obtained, the Plan and all rights to the Common Stock purchased under the Plan shall be null and void and shall have no effect.
     (d) Expenses. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such participant by the Company. Any brokerage fees for the purchase of shares by a participant shall be paid by the Company, but any brokerage fees for the sale of shares by a participant shall be borne by the participant.
     (e) Equal Rights and Privileges. All Employees of the Company (or of any Subsidiary that is permitted to participate in the Plan under Section 15(b)) shall have equal rights and privileges under the Plan so that the Plan qualifies as an “employee stock purchase” within the meaning of Section 423 (or any successor provision of the Code) and the Treasury regulations thereunder. Any provision of the Plan which is inconsistent with Section 423 (or any successor provision of the Code) or applicable Treasury regulations shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 423 (or any successor provision of the Code) or applicable Treasury regulations. This Section 15(e) shall take precedence over all other provisions of the Plan.
     (f) Exclusion From Retirement and Fringe Benefit Computation. To the extent not prohibited by statutory law, no portion of the award of Options under this Plan shall be taken into account as “wages,” “salary,” or other “compensation” for any purpose, whether in determining eligibility, benefits, or otherwise, under (i) any pension, retirement, profit sharing or other qualified or nonqualified plan of deferred compensation, (ii) any employee welfare or fringe benefit plan including, but not limited to, group insurance, hospitalization, medical, and disability, or (iii) any form of extraordinary pay including but not limited to, bonuses, sick pay, and vacation pay.
     (g) Additional Restrictions of Rule 16b-3. The terms and conditions of Options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such Options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions. Without limitation of the foregoing, the election by a person subject to Section 16 of the Exchange Act to enroll in an Offering Period may be made irrevocable for specific Purchase Period within the Offering Period.
     (h) No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of an employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.
     (i) Applicable Law. The laws of the State of California shall govern all matters relating to the Plan, except to the extent (if any) superseded by the laws of the United States.
     (j) Headings. Headings used herein are for convenience of reference only and do not affect the meaning or interpretation of the Plan.
     [Remainder of Page Left Blank]